As filed with the Securities and Exchange Commission on August 4, 2004

Registration No. 33-87936
Registration No. 33-55414

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COLES MYER LTD. A.B.N. 11 004 089 936 (Exact Name of Registrant as Specified in Its Charter)	COLES MYER FINANCE (USA) LIMITED A.B.N. 18 006 744 716 (Exact Name of Registrant as Specified in Its Charter)
None (I.R.S. Employer Identification No.) Australia (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.) Australia (State or Other Jurisdiction of Incorporation or Organization)

800 Toorak Road

Tooronga, Victoria 3146

Australia

(61-3) 9829-3111

(Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, New York 10011

(212) 894-8940

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Jeffrey F. Browne, Esq. Sullivan & Cromwell 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

DEREGISTRATION OF SECURITIES

Coles Myer Ltd. and Coles Myer Finance (USA) Limited are filing this Post-Effective Amendment No. 1 to deregister all of the securities previously registered under the Registration Statement on Form F-3 (the "1992 Registration Statement"), originally filed December 4, 1992, and the Registration Statement on Form F-3 (the "1994 Registration Statement", and together with the 1992 Registration Statement, the "Registration Statements"), originally filed December 27, 1994.

In accordance with an undertaking made by Coles Myer Ltd. and Coles Myer Finance (USA) Limited in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer, Coles Myer Ltd. and Coles Myer Finance (USA) Limited hereby remove from registration US$611,700,000 in aggregate amount of securities, which represents all registered but unissued securities under the 1992 Registration Statement and all of the securities previously registered under the 1994 Registration Statement.

All debt securities that have been issued under the 1992 Registration Statement have either matured or have been repurchased as of the date of this post-effective amendment. None of the securities registered under the 1994 Registration Statement were issued by Coles Myer Ltd. or Coles Myer Finance (USA) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Coles Myer Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Victoria, Commonwealth of Australia on July 22, 2004.

COLES MYER LTD.

By: /s/ J. Fraser MacKenzie

Name: J. Fraser MacKenzie

Title: Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the following capacities on July 22, 2004.

Name Title

/s/ Richard H. Allert AM

Richard H. Allert AM Chairman

/s/ John E. Fletcher

John E. Fletcher Chief Executive Officer and

Managing Director

/s/ Particia E. Akopiantz

Patricia E. Akopiantz Director

/s/ Ronald K. Barton

Ronald K. Barton Director

/s/ William P. Gurry AO

William P. Gurry AO Director

/s/ Anthony G. Hodgson

Anthony G. Hodgson Director

/s/ Mark M. Leibler AO

Mark M. Leibler AO Director

/s/ Sandra V. McPhee

Sandra V. McPhee Director

/s/ Martyn K. Myer

Martyn K. Myer Director

/s/ John M. Wemms

John M. Wemms Director

/s/ J. Fraser MacKenzie

J. Fraser MacKenzie Chief Financial Officer and Principal Accounting Officer

KMART Stores of TNCP, Inc.

/s/ James F. Defebaugh, IV

Name: James F. Defebaugh, IV Authorized Representative
Title: Vice President/Secretary in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Coles Myer Finance (USA) Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Victoria, Australia on July 22, 2004.

COLES MYER FINANCE (USA) LIMITED

By: /s/ J. Fraser MacKenzie

Name: J. Fraser MacKenzie

Title: Director; Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the following capacities on July 22, 2004.

Name Title

/s/ J. Fraser MacKenzie

J. Fraser MacKenzie Director; Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ John A. Box

John A. Box Director

/s/ David G. Howell

David G. Howell Director

/s/ Kenneth A. Latchford

Kenneth A. Latchford Director

/s/ Chris Thiris

Chris Thiris Director

/s/ Peter R. Patterson

Peter R. Patterson Director

KMART Stores of TNCP, Inc.

/s/ James E. Defebaugh, IV

Name: James E. Defebaugh, IV Authorized Representative
Title: Vice President/Secretary in the United States